Exhibit 10.9(c)

NON QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of             , 2008, between WireCo World Group Ltd., a Cyprus limited company (the “Company”), and              (the “Optionee”).

WHEREAS, the Company has agreed to grant to the Optionee pursuant to the WRCA Holdings (Cyprus) Ltd. 2007 Long-Term Incentive Plan, as amended (the “Plan”) (all capitalized terms not defined herein shall have the meaning ascribed to them in the Plan), effective as of             , 2008 (the “Grant Date”), an option to purchase Shares on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, the Company and the Optionee are executing an Adoption Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control.

Section 2. Options. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionee              options (the “Options”) to purchase Shares at an exercise price of $132.00 per Share (the “Option Price”). To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan. The Options are not intended to qualify for federal income tax purposes as “incentive stock options” within the meaning of Section 422 of the Code. The term of the Options shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Options shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

Section 3. Vesting. Subject to the Optionee’s not having a Termination of Relationship and except as otherwise set forth in Section 4, 5 and 14, the Options shall become Vested Options upon the first event following which the Total Return Amount (as defined in Section 5) equals or exceeds 300% of the Investor Investment (as defined in Section 5) (such an event, a “Full Vesting Event”).

Section 4. Termination. The Options shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earlier of the tenth anniversary of the Grant Date or the 90th day following the Optionee’s Termination of Relationship. Upon a Termination of Relationship for any reason, any unvested Options shall terminate on the date the Termination of Relationship occurs.

Section 5. Qualifying Investor Partial Exit Events.

(a) Subject to Sections 4 and 14, upon the consummation of a Qualifying Investor Partial Exit Event (as defined below) that is not a Full Vesting Event, a portion of the then-unvested Options shall become Vested Options concurrently with the consummation of such event, such that the total percentage of Options that have become Vested Options immediately after the consummation of such Qualifying Investor Partial Exit Event shall, after taking into account any Options that had become Vested Options prior to such Qualifying Investor Partial Exit Event, be equal to the Liquidated Percentage (as defined below).

(b) Certain Definitions.

(i) “Disposition Percentage” means as of immediately following any Qualifying Investor Partial Exit Event, the percentage of the Investor Investment disposed of in the aggregate by the Investor subsequent to the Closing Date (excluding, for the avoidance of doubt, a sale, transfer, or other disposition within the affiliated group comprising the Investor).

(ii) “Investor Exit Event” shall mean any event pursuant to which the Investor disposes of a portion of the Investor Investment (excluding, for the avoidance of doubt, a sale, transfer, or other disposition within the affiliated group comprising the Investor), if immediately thereafter, the Investor has disposed of 60% or more of the Investor Investment (excluding, for the avoidance of doubt, a sale, transfer, or other disposition within the affiliated group comprising the Investor).

(iii) “Investor Investment” means direct or indirect investments in Shares or other capital stock of the Company made by the Investor on or after the Closing Date, but excluding any purchases or repurchases of Shares on any securities exchange or any national market system after an initial public offering.

(iv) “Liquidated Percentage” means, with respect to a Qualifying Investor Partial Exit Event, the percentage of the Investor Investment that has been liquidated for cash (including pursuant to a disposition of non-cash consideration acquired upon a disposition of a portion of the Investor Investment) as of immediately following the applicable Qualifying Investor Partial Exit Event.

(v) “Proportionate Investment” means at any time, an amount equal to the product of (i) the entire Investor Investment times (ii) the Disposition Percentage.

(vi) “Qualifying Investor Partial Exit Event” means an Investor Exit Event immediately following which the Investor has received a Total Return Amount at least equal to, or in excess of, 300% of the Proportionate Investment.

(vii) “Total Return Amount” means the aggregate amount of cash that has been received by the Investor as a return on the Investor Investment.

Section 6. No Right To Employment. Nothing in this Agreement or in the Options shall confer upon the Optionee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Optionee’s employment or service or to increase or decrease the Optionee’s compensation at any time.

Section 7. Securities Law Representations. The Optionee acknowledges that the Options and the Shares are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

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The Optionee is acquiring the Options and, if and when the Optionee exercises the Options, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

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The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Options and the restrictions imposed on any Shares purchased upon exercise of the Options. The Optionee has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Options and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

•	The Optionee acknowledges that to the best of his knowledge the Option Price is not less than what the Board has determined to be the Fair Market Value of the Shares.

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The Optionee is aware that the Options may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a private closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

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The Optionee understands that any Shares acquired on exercise of the Options will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Optionee acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	The Optionee has read and understands the restrictions and limitations set forth in the Shareholders Agreement, the Plan and this Agreement.

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The Optionee has not relied upon any oral representation made to the Optionee relating to the Options or the purchase of the Shares on exercise of some or all of the Options or upon information presented in any promotional meeting or material relating to the Options or the Shares.

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The Optionee understands and acknowledges that, if and when he exercises the Options, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Shareholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

Section 8. Designation of Beneficiary. Subject to the provisions of any applicable national laws, the Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Options (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death. The Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 9 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 9. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

If to the Company, to:

WireCo World Group Ltd.

Kosti Palama, 5

Flat/Office 201

P.C. 1096, Nicosia, Cyprus

Attn: Chief Executive Officer

Fax: (816) 236-5000

with a copy (which shall not constitute notice) to:

Paine & Partners LLC

950 Tower Lane

Suite 1150

Foster City, California 94404

Attn: Troy W. Thacker

Fax: (650) 286-0928

If to the Optionee, to the most recent address in the Company’s records; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 11. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effectuate one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

Section 12. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 13. Governing Law. This agreement will be governed by and construed in accordance with the laws of the state of New York, without giving effect to any choice or conflict of law provision or rule (whether of the state of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of New York to be applied. In furtherance of the foregoing, the internal law of the state of New York will control the interpretation and construction of this agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Section 14. Restrictive Covenants. The grant, vesting and exercise of Options pursuant to this Agreement shall be subject to the Optionee’s compliance through the fifth anniversary of the Closing Date with the restrictive covenants set forth in the employment termsheet between the Optionee and Wire Rope Corporation of America, Inc.,

dated [February 8, 2007]. Notwithstanding any other provision hereof, in the event of any violation by the Optionee of such covenants prior to the fifth anniversary of the Closing Date, the Company shall have the right to: (i) immediately cancel all outstanding Options, in exchange for no consideration; (ii) with respect to any Shares acquired upon an exercise of Options that occurred no earlier than six months prior to the date of Optionee’s Termination of Relationship (“Recent Shares”) that have not been disposed of by the Optionee, require the Optionee to return to the Company such Recent Shares in exchange for an amount per Recent Share equal to the Option Price paid by the Optionee with respect to such Recent Share; and/or (iii) with respect to any Recent Shares that have been disposed of by the Optionee, require the Optionee to pay to the Company an amount per Recent Share equal to the excess, if any, of (x) the amount (in cash or in the fair market value of other consideration received) realized by the Optionee upon such disposition over (y) the Option Price paid by the Optionee with respect to such Recent Share.

Section 15. Withholding. As a condition to exercising the Options in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.

Section 16. Adjustment. In the event of any change in the outstanding shares of the Company after the Grant Date or any other event described in Article IX of the Plan occurring after the Grant Date, the Board or the Committee may make such substitution or adjustment (including cash payments) as provided for under Article IX of the Plan.

Section 17. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 18. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 19. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 20. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

WIRECO WORLD GROUP, LTD.

By:
Name:
Title:

OPTIONEE